Exhibit 99.1
JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.
Dated: February 9, 2022

CANTILLON CAPITAL MANAGEMENT LLC
By: Cantillon Management L.P., its managing member
By: Cantillon Inc., its general partner

By: /s/ Kevin S. Aarons
Name:  Kevin S. Aarons
Title:  Authorized Person

CANTILLON MANAGEMENT L.P.
By: Cantillon Inc., its general partner

By: /s/ Kevin S. Aarons
Name: Kevin S. Aarons
Title: Authorized Person

CANTILLON INC.

By: /s/ Kevin S. Aarons
Name:  Kevin S. Aarons
Title:  Authorized Person

/s/ William Von Mueffling
WILLIAM VON MUEFFLING